Exhibit 99.1

Fox Factory Holding Corp. Announces Third Quarter 2016 Financial Results

Third Quarter 2016 Sales Increased 2.7% to $109.0 Million
Achieves Earnings per Diluted Share of $0.36; Adjusted Earnings per Diluted Share of $0.44
Company Raises Fiscal 2016 Guidance

SCOTTS VALLEY, California - November 2, 2016 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the third quarter and nine months ended September 30, 2016.

Third Quarter Fiscal 2016 Highlights

•	Sales increased 2.7% to $109.0 million compared to $106.2 million in the same period last fiscal year

•	Gross margin decreased 80 basis points to 32.0% compared to 32.8% in the same period last fiscal year; non-GAAP gross margins decreased 40 basis points compared to the same period last fiscal year

•	Net income was $13.7 million, or $0.36 per diluted share, compared to $10.6 million, or $0.28 per diluted share in the same period last fiscal year

•
Non-GAAP adjusted net income was $16.6 million, or $0.44 adjusted earnings per diluted share, compared to $14.5 million, or $0.38 adjusted earnings per diluted share in the same period last fiscal year

•	Adjusted EBITDA was $20.9 million, or 19.2% of sales, compared to $20.7 million, or 19.5% of sales in the same period last fiscal year

“The diversification of our end markets and product applications helped us put together another solid quarter,” stated Larry L. Enterline, FOX's Chief Executive Officer. “We benefited from growth across our powered vehicle products and are pleased with our bike products performance, particularly in the face of a challenging industry backdrop. As we head into the fourth quarter, we are raising our fiscal year guidance as we expect to build upon our solid business momentum.”
Sales for the third quarter of fiscal 2016 were $109.0 million, an increase of 2.7% as compared to sales of $106.2 million in the third quarter of fiscal 2015. This increase reflects a 6.6% increase in sales of powered vehicle products and bike product sales which were relatively unchanged from the prior year period. The increase in sales of powered vehicle products was primarily due to continued high demand for on and off-road suspension products.
Gross margin was 32.0% for the third quarter of fiscal 2016, an 80 basis point decrease from gross margin of 32.8% in the third quarter of fiscal 2015. The decline in gross margin was primarily due to a shift in product and customer mix, higher acquisition related inventory costs in 2016, and the cost of the Company’s recently announced voluntary product recall. On a non-GAAP basis, which excludes the effects of acquisition related costs, gross margin decreased 40 basis points as compared to the third quarter of last year. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Total operating expenses were $19.8 million for the third quarter of fiscal 2016 compared to $21.0 million in the third quarter of the prior fiscal year. The decrease in operating expenses is primarily a result of a reductions in amortization of certain purchased intangibles as well as fair value adjustment of contingent consideration and acquisition related compensation. Partially offsetting this decrease was $0.8 million of expense associated with continuing patent litigation activities involving a bike industry competitor. The Company remains confident in its position in these matters. As a percentage of sales, operating expenses were 18.2% for the third quarter of fiscal 2016 compared to 19.7% in the third quarter of fiscal 2015.

Operating income was $15.1 million for the third quarter of fiscal 2016, compared to operating income of $13.8 million in the third quarter of fiscal 2015.
The effective tax rate was approximately 9.0% in the third quarter of 2016, compared to 22.0% in the third quarter of 2015. The improvement in the effective tax rate was primarily due to the reorganization of the Company’s foreign entities and permanent reinvestment of foreign earnings in jurisdictions with lower tax rates, and tax credits. Additionally, excess benefits from the exercise of options and vesting of restricted stock awards contributed approximately $0.02 to adjusted earnings per diluted share.  While the Company believes such benefits will be recurring in nature, the timing of option exercises is not within its control and is difficult to predict. As such, the impact of option exercises was not included in third quarter guidance.
Net income in the third quarter of fiscal 2016 was $13.7 million, compared to $10.6 million in the third quarter of the prior fiscal year. Earnings per diluted share for the third quarter of fiscal 2016 were $0.36, compared to $0.28 in the third quarter of fiscal 2015.
Non-GAAP adjusted net income was $16.6 million, or $0.44 adjusted earnings per diluted share, compared to $14.5 million, or $0.38 adjusted earnings per diluted share in the same period of last fiscal year. Reconciliations of net income to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Adjusted EBITDA in the third quarter of fiscal 2016 was $20.9 million, compared to $20.7 million in the third quarter of fiscal 2015. Adjusted EBITDA margin in the third quarter of fiscal 2016 was 19.2%, compared to 19.5% in the third quarter of fiscal 2015. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.
First Nine Months Fiscal Year 2016 Results
Sales for the nine months ended September 30, 2016, were $291.5 million, an increase of 7.5% compared to the same period in 2015. Sales of powered vehicle and bike products increased 8.5% and 6.8%, respectively, for the first nine months of 2016 compared to the prior year period.
Gross margin was 31.7% in the first nine months of fiscal 2016, a 90 basis point increase, compared to gross margin of 30.8% in the first nine months of fiscal 2015. The year-to-date gross margin improved due to manufacturing efficiencies along with the non-recurrence of ramp up, reconfiguration and logistics costs associated with global production transition, the West Coast port slowdown during 2015, and lower acquisition related inventory costs. On a non-GAAP basis, which excludes the effects of acquisition related costs, gross margin increased 60 basis points as compared to the first nine months of last year. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Net income in the first nine months of fiscal 2016 was $25.9 million, compared to $18.1 million in the first nine months of the prior year. Earnings per diluted share for the first nine months of fiscal 2016 was $0.69, compared to $0.48 in the same period of fiscal 2015. Non-GAAP adjusted net income was $34.4 million, or $0.91 adjusted earnings per diluted share, compared to $28.7 million, or $0.76 adjusted earnings per diluted share in the same period of the prior fiscal year. Reconciliations of net income to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Adjusted EBITDA increased to $51.0 million in the first nine months of fiscal 2016, compared to $47.4 million in the first nine months of fiscal 2015. Adjusted EBITDA margin was 17.5% in the first nine months of both fiscal 2016 and 2015. Reconciliations of net income to adjusted EBITDA and the calculation of non-GAAP adjusted EBITDA margin are provided at the end of this press release.

Balance Sheet Highlights
As of September 30, 2016, the Company had cash and cash equivalents of $15.7 million. Total debt was $72.6 million, compared to $47.9 million as of December 31, 2015. Inventory was $78.1 million as of September 30, 2016, compared to $68.2 million as of December 31, 2015. As of September 30, 2016, accounts receivable and accounts payable were $58.6 million and $41.0 million, respectively, compared to December 31, 2015 balances of $43.7 million and $32.1 million, respectively. The changes in accounts receivable, inventory and accounts payable are primarily attributable to business growth and the Company’s normal seasonality.

Fiscal 2016 Guidance
For the fourth quarter of fiscal 2016, the Company expects sales in the range of $104.0 million to $110.0 million and non-GAAP adjusted earnings per diluted share in the range of $0.28 to $0.32.
For the full fiscal year 2016, the Company is raising its previous guidance and now expects sales in the range of $395.5 million to $401.5 million and non-GAAP adjusted earnings per diluted share in the range of $1.19 to $1.23.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, contingent consideration valuation adjustment, acquisition related compensation expense including related foreign currency transaction gains or losses, certain acquisition related adjustments and expenses, litigation-related expenses and offering expenses. Additionally, non-GAAP adjusted earnings per diluted share excludes the tax benefit related to the resolution of audits by taxing authorities. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the fourth quarter and full fiscal year 2016 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, the various elements necessary to provide such reconciliation.
Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 407-4018, and international listeners may dial (201) 689-8471; the conference ID is 13647854. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, FOX designs and manufactures high-performance ride dynamics products primarily for bicycles, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX’s team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP gross margin”, “non-GAAP operating expense”, “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, “adjusted EBITDA”, and “adjusted EBITDA margin”, which are non-GAAP financial measures. FOX defines non-GAAP gross margin as gross profit margin adjusted for certain acquisition related costs. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition related compensation expense, costs of its secondary and shelf offerings, acquisition related operating expenses, and litigation-related costs. FOX defines non-GAAP adjusted net income as net income adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition related compensation expense including related foreign currency transaction gains and losses, costs of its secondary and shelf offerings, acquisition related expenses, and litigation-related costs, all net of applicable tax, as well as tax benefits related to the resolution of audits by taxing authorities. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, offering expense, contingent consideration valuation adjustments, acquisition related compensation expense including related foreign currency transaction gains and losses, litigation-related costs, and certain other acquisition related that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP gross margin, non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP gross margin, non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	As of	As of
	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,693	$6,944
Accounts receivable (net of allowances of $483 and $407 at September 30, 2016 and December 31, 2015, respectively)	58,615	43,660
Inventory	78,115	68,202
Prepaids and other current assets	18,414	13,135
Total current assets	170,837	131,941
Property, plant and equipment, net	31,022	26,094
Deferred tax assets	5,483	1,065
Goodwill	57,749	57,653
Intangibles, net	58,737	60,849
Other assets	747	114
Total assets	$324,575	$277,716
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$41,027	$32,072
Accrued expenses	22,703	23,234
Reserve for uncertain tax positions	7,442	8,924
Current portion of long-term debt	3,623	2,790
Current portion of contingent consideration	6,000	6,950
Total current liabilities	80,795	73,970
Line of credit	—	1,500
Long-term debt, less current portion	68,965	43,591
Deferred rent	597	695
Contingent consideration, less current portion	—	5,700
Total liabilities	150,357	125,456

Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of September 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value — 90,000 authorized; 37,748 shares issued and 36,858 outstanding as of September 30, 2016; 37,415 shares issued and 37,025 outstanding as of December 31, 2015	37	37
Additional paid-in capital	106,298	102,860
Treasury stock, at cost; 890 common shares as of September 30, 2016 and 390 common shares as of December 31, 2015	(13,754)	(5,807)
Accumulated other comprehensive loss	(1,348)	(1,953)
Retained earnings	82,985	57,123
Total stockholders’ equity	174,218	152,260
Total liabilities and stockholders’ equity	$324,575	$277,716

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Sales	$109,011	$106,171	$291,522	$271,130
Cost of sales	74,125	71,385	199,191	187,693
Gross profit	34,886	34,786	92,331	83,437
Operating expenses:
Sales and marketing	6,417	5,981	19,447	17,418
Research and development	4,724	4,641	13,698	12,201
General and administrative	7,129	5,932	20,159	15,428
Amortization of purchased intangibles	712	2,756	2,289	6,435
Fair value adjustment of contingent consideration and acquisition related compensation	818	1,655	4,681	6,058
Total operating expenses	19,800	20,965	60,274	57,540
Income from operations	15,086	13,821	32,057	25,897
Other expense, net:
Interest expense	555	422	1,515	1,166
Other (income) expense, net	(507)	(182)	365	(195)
Other expense, net	48	240	1,880	971
Income before income taxes	15,038	13,581	30,177	24,926
Provision for income taxes	1,354	2,990	4,315	6,802
Net income	$13,684	$10,591	$25,862	$18,124
Earnings per share:
Basic	$0.37	$0.29	$0.70	$0.49
Diluted	$0.36	$0.28	$0.69	$0.48
Weighted average shares used to compute earnings per share:
Basic	36,777	36,991	36,774	36,988
Diluted	37,786	37,855	37,747	37,874

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following table provides a reconciliation of operating expense to non-GAAP operating expense and the calculation of non-GAAP operating expense as a percentage of sales, non-GAAP financial measures, for the three and nine months ended September 30, 2016 and 2015. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Operating expense	$19,800	$20,965	$60,274	$57,540
Amortization of purchased intangibles	(712)	(2,756)	(2,289)	(6,435)
Fair value adjustment of contingent consideration and acquisition related compensation (1)	(818)	(1,655)	(4,681)	(6,058)
Litigation-related expenses (2)	(786)	—	(1,932)	—
Other acquisition and integration related expenses (3)	(198)	(296)	(754)	(983)
Offering expense (4)	(179)	—	(428)	(225)
Non-GAAP operating expense	$17,107	$16,258	$50,190	$43,839

(1) Represents $1,418, $1,855, $4,442 and $6,206 of amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense for the three month periods of 2016 and 2015 and the nine month periods of 2016 and 2015, respectively. Additionally, includes $(600), $(200), $239 and $(148) related to the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck for the three month periods of 2016 and 2015 and the nine month periods of 2016 and 2015, respectively.
(2) Represents expenses associated with recent patent litigation activities involving an industry competitor.
(3) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations for the three month periods of 2016 and 2015 and the nine month periods of 2016 and 2015, respectively.
(4) Represents costs and expenses of $179 and $249 incurred related to the secondary offerings of common stock completed in October and March of 2016 and $225 incurred related to the shelf registration statement filed in March of 2015.

The calculation of non-GAAP operating expense as a percentage of sales:
	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Non-GAAP operating expense	$17,107	$16,258	$50,190	$43,839
Divided by sales	109,011	106,171	291,522	271,130
Non-GAAP operating expense as a percentage of sales	15.7%	15.3%	17.2%	16.2%

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income, a non-GAAP financial measure, and the calculation of non-GAAP adjusted earnings per share for the three and nine months ended September 30, 2016 and 2015. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Net income	$13,684	$10,591	$25,862	$18,124
Amortization of purchased intangibles	712	2,756	2,289	6,435
Fair value adjustment of contingent consideration and acquisition related compensation (1)	818	1,655	5,172	6,058
Litigation-related expenses (2)	786	—	1,932	—
Other acquisition and integration related expenses (3)	251	24	913	1,795
Offering expense (4)	179	—	428	225
Reapportionment audit resolution tax benefit (5)	—	—	(477)	—
Tax impacts of reconciling items above (6)	172	(575)	(1,704)	(3,961)
Non-GAAP adjusted net income	$16,602	$14,451	$34,415	$28,676

Non-GAAP adjusted EPS
Basic	$0.45	$0.39	$0.94	$0.78
Diluted	$0.44	$0.38	$0.91	$0.76

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	36,777	36,991	36,774	36,988
Diluted	37,786	37,855	37,747	37,874
(1) Represents $1,418, $1,855, $4,442 and $6,206 of amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense for the three month periods of 2016 and 2015 and the nine month periods of 2016 and 2015, respectively. Additionally, includes $(600), $(200), $239 and $(148) related to the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck for the three month periods of 2016 and 2015 and the nine month periods of 2016 and 2015, respectively and $491 foreign currency transaction loss on the settlement of our Canadian Dollar denominated acquisition related compensation liability for the nine months ended September 30, 2016.
(2) Represents expenses associated with recent patent litigation activities involving an industry competitor.
(3) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations of $198, $296, $754 and $983 for the three month periods of 2016 and 2015 and the nine month periods of 2016 and 2015, respectively, and amortization of acquired inventory valuation adjustment recorded in the purchase of Marzocchi assets and RaceFace/Easton Cycling acquisition of $53, $(272), $159 and $812 for the three month periods of 2016 and 2015 and the nine month periods of 2016 and 2015, respectively.
(4) Represents costs and expenses of $179 and $249 incurred related to the secondary offerings of common stock completed in October and March of 2016 and $225 incurred related to the shelf registration statement filed in March of 2015.
(5) Represents the recognition of previously uncertain tax benefits associated with the 2014 reapportionment of 2009-2012 income as a result of the conclusion of the 2011 and 2012 California Franchise Tax Board audits.
(6) Tax impacts were calculated based on the respective year to date effective tax rates, excluding the effect of the recognition of previously uncertain tax benefits.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

The following table provides a reconciliation of gross margin, a financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted gross margin for the three and nine months ended September 30, 2016 and 2015. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Gross Profit	$34,886	$34,786	$92,331	$83,437
Amortization of acquired inventory valuation markup (1)	53	(272)	159	812
Non-GAAP Adjusted Gross Profit	$34,939	$34,514	$92,490	$84,249

Divided by sales	$109,011	$106,171	$291,522	$271,130

Non-GAAP Adjusted Gross Margin	32.1%	32.5%	31.7%	31.1%

(1) Represents $53 and $159 of amortization on the mark-up of inventory acquired from Marzocchi for the three and nine months ended September 30, 2016, and $(272) and $812 of amortization on the mark-up of inventory resulting from the acquisition of RaceFace/Easton for the three and nine months ended September 30, 2015.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA, a non-GAAP financial measure, and the calculation of adjusted EBITDA margin for the three and nine months ended September 30, 2016 and 2015. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Net income	$13,684	$10,591	$25,862	$18,124
Depreciation and amortization	2,291	3,921	6,412	9,710
Stock based compensation (1)	1,529	1,273	4,621	3,685
Fair value adjustment of contingent consideration and acquisition related compensation (2)	818	1,655	4,681	6,058
Litigation-related expenses (3)	786	—	1,932	—
Other acquisition and integration related expenses (4)	251	24	913	1,795
Offering expense (5)	179	—	428	225
Provision for income taxes (6)	1,354	2,990	4,315	6,802
Other expense, net (7)	48	240	1,880	971
Adjusted EBITDA	$20,940	$20,694	$51,044	$47,370
(1) Represents non-cash, stock based compensation.
(2) Represents $1,418, $1,855, $4,442 and $6,206 of amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense for the three month periods of 2016 and 2015 and the nine month periods of 2016 and 2015, respectively. Additionally, includes $(600), $(200), $239 and $(148) related to the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck for the three month periods of 2016 and 2015 and the nine month periods of 2016 and 2015, respectively.
(3) Represents expenses associated with recent patent litigation activities involving an industry competitor.
(4) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations of $198, $296, $754 and $983 for the three month periods of 2016 and 2015 and the nine month periods of 2016 and 2015, respectively, and amortization of acquired inventory valuation adjustment recorded in the purchase of Marzocchi assets and RaceFace/Easton Cycling acquisition of $53, $(272), $159 and $812 for the three month periods of 2016 and 2015 and the nine month periods of 2016 and 2015, respectively.
(5) Represents costs and expenses of $179 and $249 incurred related to the secondary offerings of common stock completed in October and March of 2016 and $225 incurred related to the shelf registration statement filed in March of 2015.
(6) Represents the provision for income taxes for the respective period.
(7) Other expense, net includes interest expense, foreign currency transaction gain or loss, gain or loss on the disposal of fixed assets, and other miscellaneous items.

The calculation of adjusted EBITDA margin is as follows:
	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Adjusted EBITDA	$20,940	$20,694	$51,044	$47,370
Divided by sales	109,011	106,171	291,522	271,130
Adjusted EBITDA margin	19.2%	19.5%	17.5%	17.5%

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the possibility that the Company could experience a disruption in its planned transition of the majority of the Company’s mountain bike suspension component manufacturing operations to Taiwan or unexpected difficulties in connection with such transition; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com